EXHIBIT 10(v)
[HOUSTON INDUSTRIES LOGO]
                                 June 15, 1994

Mr. Jack Trotter
First Interstate Bank Plaza
1000 Louisiana, Suite 3600
Houston, Texas  77002

Dear Mr. Trotter:

                  By this letter, Houston Industries Incorporated (the "Company") hereby agrees to pay, upon your death, a lump sum amount equal to eight times your final annual retainer to your beneficiary as designated in writing by you. Your final annual retainer is that amount being paid to directors at the time of your separation from the Board of Directors of the Company. The lump sum will be paid from the general assets of the Company and any taxes required to be withheld will be deducted from the amount payable. This letter agreement is binding upon the Company and its successors and assigns.

                  Please send your written beneficiary designation to Ms. Phylis Hazel at P. O. Box 4567, Houston, Texas 77210; if no beneficiary designation is on file with the Company at your death, the amount will be paid to your estate.

                  As always, we appreciate your continuing service to the Board.

                                      Very truly yours,

                                     /s/ D. D. Sykora

                                         D. D. Sykora
                                         President and Chief Operating Officer